Exhibit 99.1

Press Release

The Nasdaq Stock Market Inc.
One Liberty Plaza
New York,New York 10006

Media Contacts:	Bethany Sherman	Melissa Fox
	(212) 401-8714	212-401-8721
	Bethany.Sherman@nasdaq.com	Melissa.Fox@nasdaq.com

Investor Contacts:	Paul Warburg	O’Hara Macken
	(212) 401-8742	(212) 401-8743
	Paul.Warburg@nasdaq.com	Ohara.Macken@nasdaq.com

NASDAQ Second Quarter 2003 Results Release

The Nasdaq Stock Market, Inc. (“NASDAQ”; OTCBB: NDAQ), today reported a net loss of $49.0 million for the second quarter ended June 30, 2003. Excluding the impact of NASDAQ’s strategic review, which includes costs associated with the elimination of non-core product lines, initiatives and severance, the net loss was $3.3 million for the period calculated on a Non-GAAP basis.  The net loss applicable to common shareholders was $51.5 million or $(0.66) per basic and diluted share.(1)  Excluding the impact of NASDAQ’s strategic review the Non-GAAP net loss applicable to common shareholders was $5.8 million or $(0.07) per basic and diluted share.  Total revenue for the second quarter 2003 was $151.4 million.

Key quarterly events included:

•                  The appointment of Robert Greifeld as President and Chief Executive Officer.

•                  The announcement of NASDAQ’s mission and strategic imperatives.

•                  A strategic business review and subsequent elimination of non-core product lines and initiatives.

“As we move into the second half of 2003, NASDAQ is directing its energies toward becoming the dominant U.S. equity market,” noted Bob Greifeld, President and Chief Executive Officer of NASDAQ.  “After a comprehensive review of the business portfolio, we are executing a plan designed to leverage our brand and technology platform that best serves the interests of investors, traders, listed companies and that drives shareholder value.”

NASDAQ outlined its key strategic imperatives, which include:

•                  The expansion of the Corporate Client Group business to capture an even greater portion of the Initial Public Offering market and attract listings from competing exchanges.

•                  The capture of increased trading volume, independent of where an issue is listed by increasing the volume of transactions processed, leveraging

(1) Dividends payable to the National Association of Securities Dealers Inc. (“NASD”) as the holder of NASDAQ’s Series A Preferred Stock began accruing in March 2003.  The Series A Preferred Stock carries a 7.6% dividend rate for the year commencing March 2003 and 10.6% in all subsequent years. NASDAQ is obligated to pay this dividend to the extent of its capital surplus.  The dividend for the second quarter, and subsequent quarters in 2003, is approximately $2.5 million.

NASDAQ’s technology infrastructure and enhancing the value of its data products.

In order to support these objectives, NASDAQ is taking aggressive steps toward enhancing its customer-facing sales and marketing efforts.  Noted Mr. Greifeld, “We will demonstrate to current and potential customers the initiatives underway which will further increase the value of NASDAQ’s products and services.”

Financial Results

Total revenue declined 26.2% to $151.4 million in the second quarter 2003 from $205.1 million in the second quarter 2002 and 8.7% from $165.9 million when compared with the first quarter 2003.

•                  Transaction Services revenue declined 41.6% to $60.4 million when compared to the second quarter of 2002 and declined 11.0% when compared with the first quarter 2003, due to the competitive pressure on NASDAQ’s Access Services, Execution Services and Trade Reporting revenue.

•                  Market Information Services revenue declined 27.7% to $36.5 million when compared with the second quarter 2002 and declined 16.9% when compared with the first quarter 2003, primarily due to a decline in InterMarket Tape Fee revenue, NASDAQ’s Level 1 revenue and an increase in UTP revenue sharing.

•                  Corporate Client Group revenue declined 2.5% to $42.9 million when compared with the second quarter 2002 primarily driven by the decline in annual renewal fee revenue and was relatively flat when compared to the first quarter 2003.  Initial listing fees and fees associated with the listing of additional shares are amortized over six-year and four-year periods, respectively, in accordance with SEC Staff Accounting Bulletin 101.

•                  Other revenue increased 61.1% to $11.6 million when compared with the second quarter 2002 primarily due to an increase in licensing revenue related to the exchange-traded fund QQQ and was relatively flat when compared with the first quarter 2003.

NASDAQ continued to take decisive action to effectively reduce the cost and infrastructure required to operate its business.

•                  Direct expenses improved 6.7% to $146.6 million from $157.2 million when compared with the second quarter 2002 but increased 1.5% from $144.4 million when compared with the first quarter 2003 primarily due to a $5.0 million technology infrastructure write-off as part of the on-going cost reduction initiative and employee benefit obligations totaling $2.0 million.

•                  Total expenses increased 14.3% to $217.3 million from $190.1 million when compared to the second quarter 2002 and 34.5% from $161.6 million when compared to the first quarter 2003.

Included in the quarter’s results are:

•                  Strategic review costs, including severance, totaling, pre-tax, $59.8 million.  The net impact to NASDAQ is $57.8 million pre-tax. The difference represents costs absorbed by NASDAQ Europe minority shareholders. The net impact to NASDAQ after tax on a Non-GAAP basis is $45.7 million. The strategic review costs primarily relate to the following:

•                                          NASDAQ Europe – The orderly wind-down of market operations of the pan-European stock market located in Belgium resulted in a second quarter 2003 charge applicable to NASDAQ totaling $12.1 million.  Completion of the orderly wind-down is expected by year-end 2003.

•                                          Product Lines – Includes costs associated with the cancellation of The Bulletin Board Exchange initiative, the redemption of NASDAQ’s interest in the NQLX joint venture and wind-down of Liquidity Tracker and NASDAQ Tools totaling $23.1 million.  NASDAQ anticipates recognizing additional closing costs associated with some or all of these products throughout the remainder of 2003.

•                                          Severance – The fulfillment of employment contracts and obligations associated with the reduction in force initiative as well as the retirement and departure of certain members of senior management totaling $20.7 million.  Total headcount was 1,155 as of the end of June versus 1,284 at the end of first quarter 2003.

•                  Excluding the strategic review costs, total expenses calculated on a Non-GAAP basis improved 17.1% to $157.5 million, a decrease of $32.6 million when compared to the second quarter 2002 and 2.5% or $4.1 million when compared to the first quarter 2003.

NASDAQ currently expects to continue to recognize additional costs throughout the balance of the year in the range of $12 million to $15 million related to the wind-down of these eliminated products.

•                  NASDAQ reversed $5.0 million of the reserves related to NASDAQ Japan due to favorable contract negotiations and lower legal costs resulting from the complete liquidation of NASDAQ Japan.

NASDAQ’s Chief Financial Officer, David Warren, noted: “NASDAQ continues to drive costs out of the business.  Through a combination of measures, we eliminated more than $12 million in recurring total expenses since the second quarter 2002.  We are continuing our assault on expenses and believe we are taking strong measures to make NASDAQ an efficient, for-profit, publicly owned entity.”

Conclusion

Mr. Greifeld concluded: “NASDAQ is taking decisive action, focusing on value-enhancing products, services and processes for our customers, investors and ultimately, for our shareholders.  We are assembling the talent and will continue to allocate resources toward initiatives that further our drive toward becoming the dominant U.S. equity market.  We will not commit resources or pursue initiatives that do not meet this mission.”

With over 3,400 companies, NASDAQ lists more companies and, on average, trades more shares per day than any other U.S. market.  It is home to category-defining companies that are leaders across all areas of business including technology, retail, communications, financial services, media and biotechnology industries.

For more information about NASDAQ, visit the NASDAQ Web site at www.NASDAQ.com or the NASDAQ NewsroomSM at www.NASDAQnews.com.

Non-GAAP Information

In addition to disclosing results determined in accordance with generally accepted accounting principles (“GAAP”), NASDAQ also discloses certain non-GAAP results of operation that exclude items associated with the strategic review.  Management believes that the Non-GAAP information provides investors with additional information to access NASDAQ’s operating performance by excluding the costs, which are non-operational items.  The Non-GAAP information may not be comparable to other companies and should not be viewed as a substitute for or superior to net loss or other data prepared in accordance with GAAP.  A reconciliation table is provided at the end of this release.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve a number of risks, uncertainties or other factors beyond the control of The Nasdaq Stock Market, Inc. (the “Company”), which could cause actual results to differ materially from historical results, performance or other expectations and from any opinions or statements expressed or implied with respect to future periods.  These factors include, but are not limited to, the Company’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in the Company’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission.  We undertake no obligation to release any revisions to any forward-looking statements.

The NASDAQ Stock Market, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in millions, except per share amounts)

	Three months ended			Six months ended
	June 30, 2003	March 31, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Revenues
Transaction Services	$60.4	$67.9	$103.4	$128.3	$208.6
Market Information Services	36.5	43.9	50.5	80.4	103.2
Corporate Client Group	42.9	42.6	44.0	85.3	87.9
Other	11.6	11.5	7.2	23.3	16.8
Total revenues	151.4	165.9	205.1	317.3	416.5

Expenses
Compensation and benefits	49.9	47.9	44.8	97.8	91.1
Marketing and advertising	5.5	5.3	4.2	10.8	8.0
Depreciation and amortization	23.3	25.5	24.8	48.8	50.1
Professional and contract services	11.3	14.8	17.1	26.1	32.1
Computer operations and data communications	31.6	33.5	35.4	65.0	77.9
Provision for bad debts	1.5	0.1	4.4	1.6	6.5
Travel, meetings and training	2.7	2.4	3.7	5.1	6.7
Occupancy	8.3	8.4	10.1	16.7	17.0
Publications, supplies and postage	2.1	1.6	2.8	3.8	5.0
Other	10.4	4.9	9.9	15.3	17.4
Total direct expenses	146.6	144.4	157.2	291.0	311.8

Elimination of non-core product lines, initiatives and severance	59.8	—	—	59.8	—
NASDAQ Japan impairment loss	(5.0)	—	15.2	(5.0)	15.2
Support costs from related parties, net	15.9	17.2	17.7	33.0	35.4

Total expenses	217.3	161.6	190.1	378.8	362.4

Net operating (loss) income	(65.9)	4.3	15.0	(61.5)	54.1
Interest income	2.6	2.8	3.4	5.4	6.5
Interest expense	(5.3)	(5.4)	(4.0)	(10.7)	(7.6)
Minority interests	6.4	2.7	2.7	9.0	5.6
Net (loss) income before taxes	(62.2)	4.4	17.1	(57.8)	58.6
Benefit (provision) for income taxes	13.2	(1.8)	(8.3)	11.4	(28.5)
Net (loss) income	$(49.0)	$2.6	$8.8	$(46.4)	$30.1

Net (loss) income applicable to common stockholders:
Net (loss) income	$(49.0)	$2.6	$8.8	$(46.4)	$30.1
Preferred stock:
Dividends declared	(2.5)	(0.7)	—	(3.2)	—
Accretion of preferred stock	—	—	(2.5)	—	(4.9)
Net (loss) income applicable to common stockholders	$(51.5)	$1.9	$6.3	$(49.6)	$25.2
Earnings per common share:
Basic (loss) earnings per share	$(0.66)	$0.02	$0.08	$(0.63)	$0.28
Diluted (loss) earnings per share	$(0.66)	$0.02	$0.08	$(0.63)	$0.27

The NASDAQ Stock Market, Inc.

Key Drivers

(Unaudited)

	Three months ended			Six months ended
	June 30, 2003	March 31, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Revenue Details (in millions)

Transaction Services
Access Services	$26.7	$30.3	$36.5	$57.0	$74.5
Execution Services	20.7	19.5	44.1	40.2	89.1
Trade Reporting	12.2	17.4	21.0	29.6	41.6
Other Transaction Services Revenue	0.8	0.7	1.8	1.5	3.4
Total Transaction Services Revenue	60.4	67.9	103.4	128.3	208.6

Market Information Services
Level 1 Service	30.9	31.2	35.9	62.0	73.6
NQDS/ViewSuite	11.1	12.0	10.1	23.1	19.8
NASDAQ InterMarket & other	6.5	6.7	14.1	13.2	27.1
Unlisted Trading Privileges (“UTP”)	(12.0)	(6.0)	(5.5)	(17.9)	(8.3)
NASDAQ Data Revenue Sharing	—	—	(4.1)	—	(9.0)
Total Market Information Services Revenue	36.5	43.9	50.5	80.4	103.2

Corporate Client Group
Annual Renewal Fee	24.2	23.9	25.6	48.2	51.5
Listing Additional Shares (“LAS”) Fee	9.4	9.3	9.5	18.6	18.8
Initial Listing Fee	8.1	8.2	8.4	16.3	16.9
Other Corporate Client Group Revenue	1.2	1.2	0.5	2.2	0.7
Total Corporate Client Group Revenue	42.9	42.6	44.0	85.3	87.9

Other revenue	11.6	11.5	7.2	23.3	16.8

Total revenues	$151.4	$165.9	$205.1	$317.3	$416.5

Other Drivers
Average daily shares traded (in billions)	1.9	1.5	1.8	1.6	1.8
Percentage of share volume executed on NASDAQ	17.6%	19.0%	29.8%	18.2%	30.7%
Percentage of trades printed at NASDAQ	57.1%	79.3%	79.5%	68.2%	84.6%

Initial Public Offerings	2	3	22	5	29

Number of Companies Listed	3,440	3,993	3,883	3,440	3,883

The NASDAQ Stock Market, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	June 30, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$269.1	$204.3
Investments:
Available-for-sale, at fair value	233.2	222.1
Held-to-maturity, at amortized cost	28.3	18.7
Receivables, net	139.1	166.5
Receivables from related parties	7.2	11.3
Deferred tax asset	50.3	53.0
Other current assets	23.9	21.1
Total current assets	751.1	697.0

Investments:
Held-to-maturity, at amortized cost	—	9.7
Property and equipment:
Land, buildings and improvements	95.5	94.5
Data processing equipment and software	450.6	452.3
Furniture, equipment and leasehold improvements	194.8	192.1
	740.9	738.9
Less accumulated depreciation and amortization	(411.9)	(377.7)
Total property and equipment, net	329.0	361.2
Non-current deferred tax asset	74.2	70.0
Goodwill	2.0	10.1
Other intangible assets	4.2	6.5
Other assets	5.8	21.4
Total assets	$1,166.3	$1,175.9

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$47.0	$79.6
Accrued personnel costs	41.0	47.5
Deferred revenue	108.6	64.6
Current portion of senior notes	4.9	11.3
Other accrued liabilities	77.0	40.5
Current obligation under capital lease	6.0	4.4
Payables to related parties	26.6	27.3
Total current liabilities	311.1	275.2
Senior notes	178.2	189.7
Subordinated notes	240.0	240.0
Non-current obligation under capital lease	4.0	7.7
Accrued pension costs	30.5	23.6
Non-current deferred tax liability	51.0	49.2
Non-current deferred revenue	88.7	102.1
Other liabilities	29.6	24.0
Total liabilities	933.1	911.5

Minority interests	6.6	(6.5)

Stockholders’ equity
Common stock, $0.01 par value, 300,000,000 authorized, shares issued: 130,610,921 at June 30, 2003 and 130,518,921 at December 31, 2002; shares outstanding: 78,431,581 at June 30, 2003 and 78,266,708 at December 31, 2002	1.3	1.3
Preferred stock, 30,000,000 authorized, Series A: 1,338,402 shares issued and outstanding; Series B: 1 share issued and outstanding	133.8	133.8
Additional paid-in capital	358.8	358.2
Common stock in treasury, at cost: 52,179,340 at June 30, 2003 and 52,252,213 shares at December 31, 2002	(668.4)	(669.4)
Accumulated other comprehensive income	2.3	(2.3)
Deferred stock compensation	(0.9)	(1.9)
Common stock issuable	3.0	4.9
Retained earnings	396.7	446.3
Total stockholders’ equity	226.6	270.9
Total liabilities, minority interests and stockholders’ equity	$1,166.3	$1,175.9

The NASDAQ Stock Market, Inc.

Reconciliation of GAAP Financial Statements

(Unaudited)

(in millions, except per share amounts)

	Quarter Ended			Six Months Ended
	June 30, 2003	March 31, 2003	June 30, 2002	June 30, 2003	June 30, 2002

GAAP Net (Loss) Income	$(49.0)	$2.6	$8.8	$(46.4)	$30.1
Adjustments:
Strategic Review	(47.3)	—	—	(47.3)	—
Minority Interest	1.6	—	—	1.6	—
Net Impact to NASDAQ After Tax (Net Strategic Review)	(45.7)	—	—	(45.7)	—
Non-GAAP Net (Loss) Income	$(3.3)	$2.6	$8.8	$(0.7)	$30.1

GAAP Net (Loss) Income Applicable to Common Stockholders:	$(51.5)	$1.9	$6.3	$(49.6)	$25.2
Adjustments:
Strategic Review	(47.3)	—	—	(47.3)	—
Minority Interest	1.6	—	—	1.6	—
Net Strategic Review	(45.7)	—	—	(45.7)	—
Non-GAAP Net (Loss) Income Applicable to Common Stockholders	$(5.8)	$1.9	$6.3	$(3.9)	$25.2

GAAP (Loss) Earnings per Common Share:
Basic (Loss) Earnings Per Share	$(0.66)	$0.02	$0.08	$(0.63)	$0.28
Adjustment:
Strategic Review	(0.59)	—	—	(0.59)	—
Non-GAAP Basic (Loss) Earnings per Common Share	$(0.07)	$0.02	$0.08	$(0.04)	$0.28

GAAP (Loss) Earnings per Common Share:
Diluted (Loss) Earnings Per Share	$(0.66)	$0.02	$0.08	$(0.63)	$0.27
Adjustment:
Strategic Review	(0.59)	—	—	(0.59)	—
Non-GAAP Diluted (Loss) Earnings per Common Share	$(0.07)	$0.02	$0.08	$(0.04)	$0.27

GAAP Total Expenses	$217.3	$161.6	$190.1	$378.8	$362.4
Adjustment:
Strategic Review	(59.8)	—	—	(59.8)	—
Non-GAAP Total Expenses	$157.5	$161.6	$190.1	$319.0	$362.4

GAAP Total Expenses	$217.3	$161.6	$190.1	$378.8	$362.4
Adjustments:
Strategic Review	(59.8)	—	—	(59.8)	—
Minority Interest	2.0	—	—	2.0	—
NASDAQ Japan	5.0	—	(15.2)	5.0	(15.2)
Employee Benefit Obligations	(2.0)	—	—	(2.0)	—
Auxiliary Trading Platform Write-off	—	—	(4.9)	—	(4.9)
Technology Infrastructure Write-off	(5.0)	—	—	(5.0)	—
Total Non-Recurring Expenses	(59.8)	—	(20.1)	(59.8)	(20.1)
GAAP Recurring Total Expenses	$157.5	$161.6	$170.0	$319.0	$342.3